Roper Technologies announces 2023 financial results
Initiates 2024 guidance

Sarasota, Florida, January 31, 2024 ... Roper Technologies, Inc. (Nasdaq: ROP) reported financial results for the fourth quarter and full year ended December 31, 2023. The results in this press release are presented on a continuing operations basis.

Fourth quarter 2023 highlights

•Revenue increased 13% to $1.61 billion; organic revenue increased 8%
•GAAP DEPS increased 51% to $3.50; adjusted DEPS increased 11% to $4.37
•GAAP net earnings were $378 million
•Adjusted EBITDA increased 11% to $659 million
•GAAP operating cash flow was $622 million; adjusted operating cash flow increased 34% to $638 million

Full year 2023 highlights

•Revenue increased 15% to $6.18 billion; organic revenue increased 8%
•GAAP DEPS increased 38% to $12.74; adjusted DEPS increased 17% to $16.71
•GAAP net earnings were $1.37 billion
•Adjusted EBITDA increased 16% to $2.51 billion
•GAAP operating cash flow was $2.04 billion; adjusted operating cash flow increased 33% to $2.07 billion

“Roper had a terrific 2023, both in terms of our operational execution and our capital deployment strategy. Financially, 2023 is highlighted by having 15% total revenue growth, 8% organic revenue growth, 16% EBITDA growth, and a 32% free cash flow margin,” said Neil Hunn, Roper Technologies’ President and CEO. “Our businesses continued their strong execution and innovation while strategically investing to drive higher levels of durable, long-term organic growth.”

“Relative to our capital deployment strategy, we allocated $2.1 billion toward vertical software acquisitions, highlighted by Syntellis Performance Solutions, which was successfully combined with our Strata Decision Technology business during the year.”

2024 outlook and guidance

“We’re entering 2024 with continued positive momentum, fueled by the ongoing expansion of our recurring revenue base and demand for our businesses’ mission critical solutions. In addition, as previously announced last week, we reached an agreement to acquire Procare Solutions, a leading software provider for the childcare market. Procare is a terrific, high-growth addition to the Roper portfolio.”

“With a solid organic outlook, contributions from our recent acquisitions, a strong balance sheet, and a large pipeline of attractive M&A opportunities, we remain well positioned to continue our compelling cash flow compounding,” concluded Mr. Hunn.

Roper expects full year 2024 adjusted DEPS of $17.85 - $18.15 with first quarter adjusted DEPS of $4.30 - $4.34. The Company expects full year total revenue growth of +11 – 12% and organic revenue growth of +5 – 6%.

Roper’s guidance includes the impact of the previously announced acquisition of Procare Solutions, expected to close in the first quarter of 2024. The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

Minority interests

Following the sale of a majority stake in its industrial businesses to CD&R, Roper holds a minority interest in Indicor. The fair value of Roper’s equity investment in Indicor is updated on a quarterly basis and reported as “equity investments activity, net.” Roper makes a non-GAAP adjustment for the impacts associated with this investment.

Roper holds a minority interest in Certinia, a leading provider of professional services automation software. The Company’s investment is accounted for under the equity method and its proportionate share of income/(loss) associated with this investment is reported as “equity investments activity, net.” Roper makes a non-GAAP adjustment for the impacts associated with this investment.

Discontinued operations

Roper has completed the divestitures of TransCore, Zetec, and the majority stake in its industrial businesses (Indicor). The financial results for these businesses are reported as discontinued operations for all periods prior to the completion of their respective divestiture.

Conference call to be held at 8:00 AM (ET) today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Wednesday, January 31, 2024. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294, using conference code 10185260. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 1862300.

Use of non-GAAP financial information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Revenue and adjusted EBITDA reconciliation ($M) (from continuing operations)
	Q4 2022	Q4 2023	V %	FY 2022	FY 2023	V %
GAAP revenue	$1,431	$1,613	13%	$5,372	$6,178	15%

Components of revenue growth
Organic			8%			8%
Acquisitions/divestitures			4%			7%
Foreign exchange			—%			—%
Revenue growth			13%			15%

Adjusted EBITDA reconciliation
GAAP net earnings	$247	$378		$986	$1,368
Taxes	61	99		296	375
Interest expense	54	50		192	165
Depreciation	9	9		37	35
Amortization	174	187		613	720
EBITDA	$546	$723	32%	$2,124	$2,663	25%

Purchase accounting adjustment to acquired commission expense	(1)	—		(5)	—
Restructuring-related expenses associated with the Syntellis acquisition	—	—		—	9
Transaction-related expenses for completed acquisitions	3	3		5	8
Financial impacts associated with the minority investments in Indicor & Certinia A	—	(67)		—	(165)
Gain on sale of non-operating assets	—	—		—	(3)
Legal settlement charge	45	—		45	—
Adjusted EBITDA	$592	$659	11%	$2,170	$2,511	16%
% of revenue	41.4%	40.8%	(60 bps)	40.4%	40.6%	+20 bps

Table 2: Adjusted DEPS reconciliation (from continuing operations)
	Q4 2022	Q4 2023	V %	FY 2022	FY 2023	V %
GAAP DEPS	$2.32	$3.50	51%	$9.23	$12.74	38%
Purchase accounting adjustment to acquired commission expense	(0.01)	—		(0.04)	—
Restructuring-related expenses associated with the Syntellis acquisition	—	—		—	0.06
Transaction-related expenses for completed acquisitions	0.02	0.02		0.04	0.06
Financial impacts associated with the minority investments in Indicor & Certinia A	—	(0.48)		—	(1.25)
Gain on sale of non-operating assets	—	—		—	(0.02)
Legal settlement charge	0.33	—		0.33	—
Amortization of acquisition-related intangible assets B	1.26	1.33		4.44	5.13
Income tax restructuring expense associated with discontinued operations	—	—		0.27	—
Adjusted DEPS	$3.92	$4.37	11%	$14.28	$16.71	17%

Table 3: Adjusted cash flow reconciliation ($M) (from continuing operations)

	Q4 2022	Q4 2023		V %	FY 2022	FY 2023		V %
Operating cash flow	$56	$622			$607	$2,037
Taxes paid in period related to divestitures	419	16	C		954	32	C
Adjusted operating cash flow	$476	$638		34%	$1,560	$2,070		33%
Capital expenditures	(10)	(30)			(40)	(68)
Capitalized software expenditures	(8)	(11)			(30)	(40)
Adjusted free cash flow	$457	$596		30%	$1,490	$1,962		32%

Table 4: Forecasted adjusted DEPS reconciliation (from continuing operations)

	Q1 2024		FY 2024
	Low End	High End	Low End	High End
GAAP DEPS D	$3.01	$3.05	$12.77	$13.07
Financial impacts associated with the minority investments in Indicor & Certinia A	TBD	TBD	TBD	TBD
Amortization of acquisition-related intangible assets B	1.29	1.29	5.08	5.08
Adjusted DEPS	$4.30	$4.34	$17.85	$18.15

A.	Adjustments related to the financial impacts associated with the minority investments in Indicor & Certinia as shown below ($M, except per share data). Forecasted results do not include any potential impacts associated with our minority investments in Indicor or Certinia, as these potential impacts cannot be reasonably predicted. These impacts will be excluded from all non-GAAP results in future periods.

		Q4 2022A	Q4 2023A	FY 2022A	FY 2023A	Q1 2024E	FY 2024E
	Pretax	$—	$(67)	$—	$(165)	TBD	TBD
	After-tax	$—	$(52)	$—	$(135)	TBD	TBD
	Per share	$—	$(0.48)	$—	$(1.25)	TBD	TBD

B.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data). These adjustments are taxed at 21%. Forecasted results do not include amortization of intangible assets associated with the announced acquisition of Procare Solutions, as the valuation of acquisition-related intangible assets is incomplete. This item will be excluded from all non-GAAP results in future periods.

		Q4 2022A	Q4 2023A	FY 2022A	FY 2023A	Q1 2024E	FY 2024E
	Pretax	$171	$181	$600	$698	$176	$696
	After-tax	$135	$143	$474	$552	$139	$550
	Per share	$1.26	$1.33	$4.44	$5.13	$1.29	$5.08

C.	Cash taxes paid during 2023 were associated with Roper's portion of Indicor's gain on the sale of its Compressor Controls business ("CCC") to Honeywell.

D.	Forecasted GAAP DEPS do not include amortization of intangible assets associated with the announced acquisition of Procare Solutions or any potential impacts associated with our minority investments in Indicor or Certinia. These items will be excluded from all non-GAAP results in future periods.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the Nasdaq 100, S&P 500, and Fortune 1000. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess capital toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include any negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers and business partners. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, acquired businesses, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, including risks related to labor shortages and rising interest rates, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of the current inflationary environment and ongoing supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	December 31, 2023	December 31, 2022
ASSETS:

Cash and cash equivalents	$214.3	$792.8
Accounts receivable, net	829.9	724.5
Inventories, net	118.6	111.3
Income taxes receivable	47.7	61.0
Unbilled receivables	106.4	91.5
Other current assets	164.5	151.3
Total current assets	1,481.4	1,932.4

Property, plant and equipment, net	119.6	85.3
Goodwill	17,118.8	15,946.1
Other intangible assets, net	8,212.1	8,030.7
Deferred taxes	32.2	55.9
Equity investments	795.7	535.0
Other assets	407.7	395.4
Total assets	$28,167.5	$26,980.8

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$143.0	$122.6
Accrued compensation	250.0	228.8
Deferred revenue	1,583.8	1,370.7
Other accrued liabilities	446.5	454.6
Income taxes payable	40.4	16.6
Current portion of long-term debt, net	499.5	699.2
Total current liabilities	2,963.2	2,892.5

Long-term debt, net of current portion	5,830.6	5,962.5
Deferred taxes	1,513.1	1,676.8
Other liabilities	415.8	411.2
Total liabilities	10,722.7	10,943.0

Common stock	1.1	1.1
Additional paid-in capital	2,767.0	2,510.2
Retained earnings	14,816.3	13,730.7
Accumulated other comprehensive loss	(122.8)	(187.0)
Treasury stock	(16.8)	(17.2)
Total stockholders’ equity	17,444.8	16,037.8
Total liabilities and stockholders’ equity	$28,167.5	$26,980.8

Roper Technologies, Inc.
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net revenues	$1,613.5	$1,430.9	$6,177.8	$5,371.8
Cost of sales	488.3	428.6	1,870.6	1,619.0
Gross profit	1,125.2	1,002.3	4,307.2	3,752.8

Selling, general and administrative expenses	662.4	589.8	2,562.0	2,228.3
Income from operations	462.8	412.5	1,745.2	1,524.5

Interest expense, net	50.1	53.8	164.7	192.4
Equity investments activity, net	66.7	—	165.4	—
Other expense, net	(2.7)	(50.3)	(2.8)	(50.1)

Earnings before income taxes	476.7	308.4	1,743.1	1,282.0

Income taxes	99.2	61.1	374.7	296.4

Net earnings from continuing operations	377.5	247.3	1,368.4	985.6

Earnings (loss) from discontinued operations, net of tax	—	32.5	(4.1)	202.8
Gain on disposition of discontinued operations, net of tax	11.5	1,648.6	19.9	3,356.3
Net earnings from discontinued operations	11.5	1,681.1	15.8	3,559.1

Net earnings	$389.0	$1,928.4	$1,384.2	$4,544.7

Net earnings per share from continuing operations:
Basic	$3.53	$2.33	$12.83	$9.31
Diluted	$3.50	$2.32	$12.74	$9.23

Net earnings per share from discontinued operations:
Basic	$0.11	$15.85	$0.15	$33.61
Diluted	$0.11	$15.74	$0.15	$33.32

Net earnings per share:
Basic	$3.64	$18.18	$12.98	$42.92
Diluted	$3.61	$18.06	$12.89	$42.55

Weighted average common shares outstanding:
Basic	106.9	106.1	106.6	105.9
Diluted	107.7	106.8	107.4	106.8

Roper Technologies, Inc.
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended December 31,				Year ended December 31,
	2023		2022		2023		2022
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$851.8		$739.8		$3,186.9		$2,639.5
Network Software	362.7		350.5		1,439.4		1,378.5
Technology Enabled Products	399.0		340.6		1,551.5		1,353.8
Total	$1,613.5		$1,430.9		$6,177.8		$5,371.8

Gross profit:
Application Software	$586.6	68.9%	$509.8	68.9%	$2,195.8	68.9%	$1,816.3	68.8%
Network Software	311.6	85.9%	297.7	84.9%	1,225.6	85.1%	1,165.6	84.6%
Technology Enabled Products	227.0	56.9%	194.8	57.2%	885.8	57.1%	770.9	56.9%
Total	$1,125.2	69.7%	$1,002.3	70.0%	$4,307.2	69.7%	$3,752.8	69.9%

Operating profit*:
Application Software	$219.5	25.8%	$202.6	27.4%	$820.8	25.8%	$714.0	27.1%
Network Software	167.4	46.2%	148.6	42.4%	632.4	43.9%	570.6	41.4%
Technology Enabled Products	127.0	31.8%	111.5	32.7%	518.7	33.4%	449.1	33.2%
Total	$513.9	31.9%	$462.7	32.3%	$1,971.9	31.9%	$1,733.7	32.3%

* Segment operating profit is before unallocated corporate general and administrative expenses and enterprise-wide stock-based compensation. These expenses were $51.1 and $50.2 for the three months ended December 31, 2023 and 2022, respectively, and $226.7 and $209.2 for the twelve months ended December 31, 2023 and 2022, respectively.

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)
	Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net earnings from continuing operations	$1,368.4	$985.6
Adjustments to reconcile net earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	35.4	37.3
Amortization of intangible assets	719.8	612.8
Amortization of deferred financing costs	9.9	11.8
Non-cash stock compensation	123.5	118.5
Equity investments activity, net	(165.4)	—
Income tax provision	374.7	296.4
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	(50.2)	2.5
Unbilled receivables	(7.5)	(11.1)
Inventories	(6.6)	(43.1)
Accounts payable	18.2	21.3
Other accrued liabilities	(1.0)	(7.6)
Deferred revenue	93.9	52.9
Cash taxes paid for gain on disposal of businesses	(32.5)	(953.8)
Cash income taxes paid, excluding tax associated with gain on disposal of businesses	(423.4)	(498.9)
Other, net	(19.8)	(18.0)
Cash provided by operating activities from continuing operations	2,037.4	606.6
Cash provided by (used in) operating activities from discontinued operations	(2.3)	128.0
Cash provided by operating activities	2,035.1	734.6

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(2,052.7)	(4,280.1)
Capital expenditures	(68.0)	(40.1)
Capitalized software expenditures	(40.0)	(30.2)
Distributions from equity investment	32.5	—
Other, net	(0.1)	(1.4)
Cash used in investing activities from continuing operations	(2,128.3)	(4,351.8)
Proceeds from disposition of discontinued operations	2.0	5,561.8
Cash used in investing activities from discontinued operations	—	(0.5)
Cash provided by (used in) investing activities	(2,126.3)	1,209.5

Cash flows from (used in) financing activities:
Payments of senior notes	(700.0)	(800.0)
Borrowings (payments) under revolving line of credit, net	360.0	(470.0)
Debt issuance costs	—	(3.9)
Cash dividends to stockholders	(290.2)	(262.3)
Treasury stock sales	15.5	14.3
Proceeds from stock-based compensation, net	115.2	68.2
Other, net	—	(0.2)
Cash used in financing activities from continuing operations	(499.5)	(1,453.9)
Cash used in financing activities from discontinued operations	—	(11.4)
Cash used in financing activities	(499.5)	(1,465.3)

(Continued)

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited) - Continued
(Amounts in millions)
	Year ended December 31,
	2023	2022
Effect of exchange rate changes on cash	12.2	(37.5)

Net increase (decrease) in cash and cash equivalents	(578.5)	441.3

Cash and cash equivalents, beginning of year	792.8	351.5

Cash and cash equivalents, end of year	$214.3	$792.8